Exhibit 99.1

FPIC INSURANCE GROUP, INC.
ANNOUNCES CHARGE FOR GUARANTY FUND ASSESSMENT

JACKSONVILLE, Fla. (Business Wire) – October 30, 2007 – FPIC Insurance Group, Inc. (“FPIC”) (NASDAQ: FPIC) was informed today that the Florida Office of Insurance Regulation has levied an additional two percent assessment on the 2006 Florida direct written premiums of property and casualty insurance companies operating in Florida, including FPIC’s insurance subsidiaries, with respect to the insolvency of a group of Florida-domiciled homeowner's insurance companies owned by Poe Financial Group.

FPIC will include a $4.2 million pre-tax charge for this assessment in its operating results for the third quarter of 2007, which will be released later today.  As allowed by Florida law, FPIC’s insurance subsidiaries are entitled to recoup this assessment from their Florida policyholders and intend to make the necessary filings to do so.

Corporate Profile
FPIC Insurance Group, Inc., through its subsidiary companies, is a leading provider of medical professional liability insurance for physicians, dentists and other healthcare providers.

Contact Information
FPIC Insurance Group, Inc.
Investor Relations, Dana Mullins, 904-360-3612
225 Water Street, Suite 1400
Jacksonville, Florida 32202

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FPIC is on the Internet at
www.fpic.com
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